Exhibit (99)(a)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2013 and For the Six Months Ended June 30, 2013

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

Wells Fargo & Company

Supplementary Consolidating Income Statement Information (Unaudited)

	Six months ended June 30, 2013
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$139	528	667
Securities available for sale	3,503	456	3,959
Mortgages held for sale	453	296	749
Loans held for sale	7	-	7
Loans	16,190	1,573	17,763
Other interest income	322	10	332

Total interest income	20,614	2,863	23,477

Interest expense
Deposits	752	(30)	722
Short-term borrowings	82	(45)	37
Long-term debt	461	868	1,329
Other interest expense	16	124	140

Total interest expense	1,311	917	2,228

Net interest income	19,303	1,946	21,249
Provision for credit losses	1,828	43	1,871
Net interest income after provision for credit losses	17,475	1,903	19,378

Noninterest income
Service charges on deposit accounts	2,462	-	2,462
Trust and investment fees	1,264	5,432	6,696
Card fees	1,490	61	1,551
Other fees	1,906	217	2,123
Mortgage banking	5,626	(30)	5,596
Insurance	12	936	948
Net gains (losses) from trading activities	1,459	(558)	901
Net gains (losses) on debt securities available for sale	(23)	14	(9)
Net gains (losses) from equity investments	(31)	347	316
Lease income	245	110	355
Other	1,643	(1,194)	449

Total noninterest income	16,053	5,335	21,388

Noninterest expense
Salaries	6,536	895	7,431
Commission and incentive compensation	2,374	2,829	5,203
Employee benefits	1,947	754	2,701
Equipment	873	73	946
Net occupancy	1,232	203	1,435
Core deposit and other intangibles	715	39	754
FDIC and other deposit assessments	525	26	551
Other	5,359	275	5,634

Total noninterest expense	19,561	5,094	24,655

Income before income tax expense	13,967	2,144	16,111
Income tax expense	4,528	755	5,283

Net income before noncontrolling interests	9,439	1,389	10,828
Less: Net income from noncontrolling interests	133	5	138

Net income	$9,306	1,384	10,690

Net income applicable to common stock	$9,306	897	10,203

Wells Fargo & Company

Supplementary Consolidating Statement of Comprehensive Income (Unaudited)

	Six months ended June 30, 2013
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated

Net income	$9,306	1,384	10,690

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(35)	(20)	(55)
Securities available for sale	(3,694)	(591)	(4,285)
Derivatives and hedging activities	(124)	25	(99)
Defined benefit plans adjustments	-	586	586

Other comprehensive income (loss), net of tax	(3,853)	-	(3,853)
Less: Other comprehensive income from noncontrolling interests	-	-	-

Wells Fargo other comprehensive income (loss), net of tax	(3,853)	-	(3,853)

Wells Fargo comprehensive income	5,453	1,384	6,837
Comprehensive income (loss) from noncontrolling interests	133	5	138

Total comprehensive income	$5,586	1,389	6,975

Wells Fargo & Company

Supplementary Consolidating Balance Sheet Information (Unaudited)

	June 30, 2013
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated

Assets
Cash and due from banks	$17,424	515	17,939
Federal funds sold, securities purchased under resale agreements and other short-term investments	141,307	7,358	148,665
Trading assets	32,173	26,446	58,619
Securities available for sale	217,652	31,787	249,439
Mortgages held for sale	23,229	15,556	38,785
Loans held for sale	190	-	190

Loans	757,639	44,335	801,974
Allowance for loan losses	(13,809)	(2,335)	(16,144)

Net loans	743,830	42,000	785,830

Mortgage servicing rights:
Measured at fair value	14,443	(258)	14,185
Amortized	1,176	-	1,176
Premises and equipment, net	8,541	649	9,190
Goodwill	21,549	4,088	25,637
Other assets	63,021	27,887	90,908

Total assets	$1,284,535	156,028	1,440,563

Liabilities
Noninterest-bearing deposits	$245,694	31,954	277,648
Interest-bearing deposits	763,045	(19,108)	743,937

Total deposits	1,008,739	12,846	1,021,585
Short-term borrowings	35,085	21,898	56,983
Accrued expenses and other liabilities	53,191	21,652	74,843
Long-term debt	48,664	74,711	123,375

Total liabilities	1,145,679	131,107	1,276,786

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	13,988	13,988
Common stock	519	8,617	9,136
Additional paid-in capital	102,952	(43,007)	59,945
Retained earnings	31,046	53,877	84,923
Cumulative other comprehensive income (loss)	3,291	(1,494)	1,797
Treasury stock	-	(5,858)	(5,858)
Unearned ESOP shares	-	(1,510)	(1,510)

Total stockholders’ equity	137,808	24,613	162,421
Noncontrolling interests	1,048	308	1,356

Total equity	138,856	24,921	163,777

Total liabilities and equity	$1,284,535	156,028	1,440,563

Wells Fargo & Company

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information (Unaudited)

	Six months ended June 30, 2013
		Other
		subsidiaries
		and	Wells Fargo
(in millions)	The Bank	eliminations	Consolidated

Preferred stock
Balance, December 31, 2012	$-	12,883	12,883
Preferred stock issued to ESOP	-	1,200	1,200
Preferred stock converted to common shares	-	(720)	(720)
Preferred stock issued	-	625	625

Balance, June 30, 2013	-	13,988	13,988

Common stock
Balance, December 31, 2012	519	8,617	9,136

Balance, June 30, 2013	519	8,617	9,136

Additional paid-in capital
Balance, December 31, 2012	101,833	(42,031)	59,802
Business combinations	257	(257)	-
Capital infusion	862	(862)	-
Common stock issued	-	14	14
Common stock repurchased	-	(300)	(300)
Preferred stock issued to ESOP	-	108	108
Preferred stock released by ESOP	-	(64)	(64)
Preferred stock converted to common shares	-	136	136
Preferred stock issued	-	(15)	(15)
Common stock dividends	-	39	39
Tax benefit from stock incentive compensation	-	156	156
Stock incentive compensation expense	-	462	462
Net change in deferred compensation and related plans	-	(392)	(392)

Balance, June 30, 2013	102,952	(43,006)	59,946

Retained earnings
Balance, December 31, 2012	24,167	53,512	77,679
Net income	9,306	1,384	10,690
Business combinations	73	(73)	-
Common stock issued	-	(10)	(10)
Common stock dividends	(2,500)	(450)	(2,950)
Preferred stock dividends	-	(486)	(486)

Balance, June 30, 2013	31,046	53,877	84,923

Cumulative other comprehensive income
Balance, December 31, 2012	7,144	(1,494)	5,650
Other comprehensive income (loss), net of tax	(3,853)	-	(3,853)

Balance, June 30, 2013	3,291	(1,494)	1,797

Treasury stock
Balance, December 31, 2012	-	(6,610)	(6,610)
Common stock issued	-	1,795	1,795
Common stock repurchased	-	(1,636)	(1,636)
Preferred stock converted to common shares	-	584	584
Net change in deferred compensation and related plans	-	9	9

Balance, June 30, 2013	-	(5,858)	(5,858)

Unearned ESOP shares
Balance, December 31, 2012	-	(986)	(986)
Preferred stock issued to ESOP	-	(1,308)	(1,308)
Preferred stock released by ESOP	-	784	784

Balance, June 30, 2013	-	(1,510)	(1,510)

Total Wells Fargo stockholders’ equity
Balance, December 31, 2012	133,663	23,891	157,554

Balance, June 30, 2013	137,808	24,614	162,422

Noncontrolling interests
Balance, December 31, 2012	1,070	287	1,357
Net income	-	139	139
Noncontrolling interests	(22)	(118)	(140)

Balance, June 30, 2013	1,048	308	1,356

Total stockholders’ equity, June 30, 2013	$138,856	24,922	163,778